Exhibit 99.1

Conference Call:	November 10, 2005 at 11:00 a.m. EST
Dial-in number:	800/257-3401 or 303/262-2050 (International)
Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
303/706-0778	212/835-8500 or flyr@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR.PK) REPORTS

THIRD QUARTER REVENUE OF $119.6 MILLION

- Strong Corporate Travel Trends Drive Revenue Growth -

Denver, CO; November 9, 2005 – Navigant International, Inc. (which does business as TQ3Navigant—Pink Sheets: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today reported third quarter operating results for the period ended September 25, 2005, as summarized below.

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended
	September 25, 2005	September 26, 2004 (As Restated)
Revenues	$119.6	$113.7
Gross Profit Margin	42.2%	40.9%
EBITDA (1)	$14.5	$13.9
Operating Income	$10.4	$10.4
Operating Margin	8.7%	9.2%
Net Income	$3.7	$4.4
Diluted EPS (2)	$0.21	$0.24

	For the Nine Months Ended
	September 25, 2005	September 26, 2004 (As Restated)
Revenues	$367.3	$328.3
Gross Profit Margin	42.1%	42.8%
EBITDA (1)	$47.1	$45.2
Operating Income	$34.8	$36.1
Operating Margin	9.5%	11.0%
Net Income	$14.3	$16.8
Diluted EPS (2)	$0.79	$0.93

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included in the financial tables accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Diluted EPS calculations for the three and nine months ended September 26, 2004 take into account the shares and interest related to the convertible subordinated debentures as if converted, given the Company’s adoption of EITF 04-8.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “Operationally, Navigant performed well in the third quarter advancing its position in the industry, attracting new customers and maintaining high customer retention levels. Third quarter transactions were at record levels — rising 16% over those recorded in the same period last year — and led to 5% growth in third quarter revenues. The 2005 third quarter top line growth was achieved despite significant travel disruptions that resulted from the hurricanes that hit the south central region of the country during the quarter.

“The hurricanes impacted third quarter revenue by approximately $0.6 million and we also incurred expenses beyond prior expectations, including higher than anticipated professional fees in connection with our financial review and restatement. In total, the incremental legal and accounting expenses related to the financial review and continued investment in account implementations increased expenses by over $1 million of which approximately $500,000 was attributable to professional fees directly related to the financial review. Excluding the unforeseen impact of the hurricanes on revenues, and higher than expected costs of our financial review, we would have exceeded our revenue and EBITDA guidance for the quarter. Given the completion of the filing of our 2004 10-K and forms 10-Q for the first three fiscal quarters of 2005, we expect such professional fees related to the financial review to decline in the current quarter and in the future.

“Revenue per transaction for the corporate travel market rose slightly from the year ago period, even as corporate customers increase their adoption of our online offerings and current pricing in the marketplace remains competitive. We believe our ability to continue to process record transaction levels reflects not only the robustness of the corporate travel market, but our strong competitive position and our focus on elevating the service, solutions and value we provide our customers.

“With our operating disciplines aimed at matching operating expenses to transactions, online adoption and revenue, Navigant’s third quarter gross margin, at 42.2%, was in line with our expectations and 2005 second quarter levels. We continue to believe that over time, growth in the percentage of online transactions will benefit margins as we reduce call center and on-site staffing costs to reflect online adoption levels.

“Additionally, the industry continues to not only emphasize technology but global technology. As such, we are investing to ensure that our technology and reporting platforms integrate with various distribution models, and our new operations in Australia and New Zealand. During the quarter we continued to invest in the implementation of service for new accounts won earlier in the year as well as more recently. Reflecting these costs, 2005 third quarter EBITDA rose approximately 4% to $14.5 million. Depreciation and amortization and interest expense were also higher than originally projected, reflecting the accounting for acquisitions and higher interest rates and borrowings related to acquisitions and earn-out payments.

“Looking forward, transaction levels continue to track at healthy levels in the fourth quarter to date which is attributable to the strength of the industry and our ability to offer a broad range of travel options and efficiencies to our clientele. In addition, based on industry data and information reported at the National Business Travel Association convention held last quarter, it appears that corporate travel managers expect high levels of travel throughout 2006. Financially, our focus going forward is on further improving operating efficiencies by consolidating back office operations and through purchasing negotiations and deriving efficiencies related to acquisitions.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer stated, “Navigant’s investments in online offerings, employee travel compliance and tracking programs and travel spend analysis have proven over time to provide competitive differentiation in the marketplace as companies have embraced the value these tools bring to their travel budgets. Earlier this year we embarked on implementing our solutions-minded selling strategy and approach designed to illustrate the return on investment and quantifiable savings that Navigant delivers for its customers. We began the launch of this consultative selling approach earlier this year and plan to complete the roll out in all Navigant regional offices this quarter. We have seen higher levels of sales and growth in the new business pipeline in every region where this program has been implemented to date. While this consultative approach appears effective with our middle market client base, we also see it advancing our new business efforts with larger corporate clients.”

Mr. Griffith concluded, “Outlined in the table below are updated financial guidance targets for the fourth quarter and full year 2005. Given the anticipated effect of the financial review on net income and diluted EPS, we had withdrawn guidance for those metrics. The guidance below reflects the recently finalized accounting for the amortization of intangibles acquired in purchases of businesses from 2001 to 2004 and adjustments to lease expense and leasehold improvements amortization. This guidance is based on expected continued strength in the corporate travel market, our expectation for further migration to our online solutions that generate lower revenue per transaction and the timing of a client’s incentive program that was recorded in the fourth quarter of 2004 but won’t recur until 2006. It also reflects our continued focus on servicing and maintaining current customers, integrating new customers, and managing costs and is subject to change.”

(In millions, except per share data)

	Q4 2005E	Q4 2004A		FY 2005E	FY 2004A
Revenues	$115.0 - $118.0	$123.0		$482.3 - $485.3	$451.4
Net Income	$2.0 - $2.5	$2.1	(2)	$16.3 - $16.8	$18.9	(2)
EBITDA(1)	$11.0 - $12.0	$10.8		$58.1 - $59.1	$56.0
Diluted EPS	$0.13 - $0.14	$0.13	(2) (3)	$0.92 - $0.93	$1.06	(2) (3)

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included in the financial tables accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Reflects restatements related to the recently completed financial review regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices.

(3)	Diluted EPS calculations for the three and twelve months ended December 26, 2004 take into account the shares and interest related to the convertible subordinated debentures as if converted, given the Company’s adoption of EITF 04-8.

Conference Call Information – 11:00 a.m. EST, Thursday, November 10, 2005

The conference call number is 800/257-3401 or 303/262-2050 (International). Please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed until November 24 by dialing 303/590-3000. The access code for the replay is 11044313#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., d/b/a TQ3Navigant, is a global provider of travel management solutions that add significant value by reducing costs, increasing management and control, and improving travel efficiency. The Company delivers integrated travel management solutions blending advanced technology with personalized service and expertise. The Company currently employs approximately 5,200 Associates and has operations in approximately 1,000 locations in 23 countries and U.S. territories. Navigant’s shares are traded over-the-counter under the symbol FLYR.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, re-listing of the Company’s stock on the Nasdaq National Market and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility and Term Loan on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war, natural disasters or general economic downturn, modification of agreements with travel vendors or suppliers including any commissions, overrides or incentives, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 26, 2004, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(financial tables follow)

Navigant International, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share amounts)	Three Months Ended
	September 25, 2005	September 26, 2004 (As Restated)
Revenues	$119,553	$113,707
Operating expenses	69,101	67,147

Gross profit	50,452	46,560
General and administrative expenses	35,948	32,642
Depreciation and amortization expense	4,071	3,495

Operating income	10,433	10,423
Interest expense, net and other	4,412	3,383

Income before provision for income taxes	6,021	7,040
Provision for income taxes	2,317	2,670

Net income	$3,704	$4,370

EBITDA (1)	$14,504	$13,918

Net income per share:
Basic net income per share	$0.24	$0.29

Diluted net income per share (2)	$0.21	$0.24

Weighted average shares outstanding:
Basic	15,517	15,239

Convertible shares	4,349	4,349
Dilutive options	348	708

Diluted	20,214	20,296

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Diluted EPS calculations for the three months ended September 26, 2004 take into account the shares and interest related to the convertible subordinated debentures as if converted, given the Company’s adoption of EITF 04-8.

EBITDA Reconciliations:

	Three Months Ended
	September 25, 2005	September 26, 2004 (As Restated)
Net cash provided by operating activities	$5,412	$12,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	(4,071)	(3,495)
Income tax benefit from employee exercise of stock options	(5)
Deferred tax provision	(2,567)	(2,261)
Changes in assets and liabilities:
Accounts receivable and other assets	1,113	4,953
Accounts payable and other liabilities	3,822	(7,151)

Net income	$3,704	$4,370
Add: Provision for income taxes	2,317	2,670
Add: Interest expense, net and other	4,412	3,383
Add: Depreciation and amortization expense	4,071	3,495

EBITDA	$14,504	$13,918

Navigant International, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share amounts)	Nine Months Ended
	September 25, 2005	September 26, 2004 (As Restated)

Revenues	$367,271	$328,341
Operating expenses	212,736	187,958

Gross profit	154,535	140,383
General and administrative expenses	107,396	95,180
Depreciation and amortization expense	12,319	9,134

Operating income	34,820	36,069
Interest expense, net and other	11,828	9,109

Income before provision for income taxes	22,992	26,960
Provision for income taxes	8,700	10,159

Net income	$14,292	$16,801

EBITDA (1)	$47,139	45,203

Net income per share:
Basic net income per share	$0.92	$1.13

Diluted net income per share (2)	$0.79	$0.93

Weighted average shares outstanding:
Basic	15,506	14,879

Convertible shares	4,349	4,349
Dilutive options	342	696

Diluted	20,197	19,924

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s cash flow from operating activities is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

(2)	Diluted EPS calculations for the nine months ended September 26, 2004 take into account the shares and interest related to the convertible subordinated debentures as if converted, given the Company’s adoption of EITF 04-8.

EBITDA Reconciliations:

	Nine Months Ended
	September 25, 2005	September 26, 2004 (As Restated)
Net cash provided by operating activities	$4,402	$25,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	(12,319)	(9,134)
Income tax benefit from employee exercise of stock options	(47)	(283)
Deferred tax provision	(4,482)	(3,973)
Changes in assets and liabilities:
Accounts receivable and other assets	10,150	6,123
Accounts payable and other liabilities	16,588	(1,076)

Net income	$14,292	$16,801
Add: Provision for income taxes	8,700	10,159
Add: Interest expense, net and other	11,828	9,109
Add: Depreciation and amortization expense	12,319	9,134

EBITDA	$47,139	$45,203

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